LOAN AGREEMENT

THIS AGREEMENT is effective as of June 1, 2006, among PRIVATE ESCAPES PINNACLE, LLC, a Colorado limited liability company ("**Borrower**"), and KEDERIKE, LLC, a Colorado limited liability company ("**Lender**").

RECITALS

Borrower has requested Lender to make a loan for business purposes in connection with Borrower's, or its assign's, acquisition of the real estate located in New York, NY, Charleston, SC, Deer Valley, UT, and Los Cabos, Mexico described in Exhibit A, or other properties proposed by Borrower and accepted by Lender (each a "**Property**" and collectively the "**Properties**") and Lender is willing to make such a loan on the terms and conditions of this Agreement.

AGREEMENT

For such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
LOAN

1.1 **Amount and Advances**. As of the date of this Agreement Lender has made on the terms and conditions of this Agreement a loan to the Borrower in the principal amount of Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000.00) (the "**Loan**").

. Provided that Borrower is not in default at the time, Lender shall fund advances, up to the Loan Amount, within 10 calendar days after Borrower's written request. The parties acknowledge that advances may be made prior to the date on which Borrower is required to apply the proceeds of the advance toward the purchase price of a Property. In each such case, Borrower shall cause the proceeds of the advance to be deposited in a separate bank account, with a bank reasonably acceptable to Lender, and subject to the requirement that two signatures shall be required to disburse funds from the account, with one signer being designated by Borrower, and either Kenneth E. DeLine or Chuck Anderson being the designated signer for Lender. The parties also acknowledge that time shall be of the essence in funding Borrower's requests and disbursing funds from the separate account. Accordingly, the parties agree that if Borrower is not then in default and Lender fails to timely fund any request that has been duly made by Borrower, or deliver a signature for disbursement of funds from the separate account, and if such failure is not cured within three business days after written notice from Borrower, then in addition to any other rights or remedies that Borrower may have, all payments otherwise due under the Note shall be deferred, and no interest shall accrue on any of the principal amount then outstanding, until Lender has funded the request in full.

1.2 **Loan Documents**. Collectively, this Agreement and the Note, Security Instruments and Pledge Agreement described below are referred to as the "**Loan Documents**."

(a) The Loan is evidenced by the Promissory Note made by the Borrower attached as Exhibit B (the "**Note**"), and shall be payable as provided in the Note.

(b) The Loan and the Note, and Borrower's obligations in this Agreement and in the Note, shall be secured by deeds of trust, mortgages or other equivalent security instruments, each in a form that is mutually acceptable to the parties and their legal counsel (each a "**Security Instrument**" and collectively, the "**Security Instruments**"), which shall be granted in favor of the Lender and duly recorded within 30 days after Borrower's acquisition of the Property, or as soon thereafter as is reasonably practical under applicable local laws and circumstances. Each Security Instrument shall represent a second-lien security interest in the Property, and shall be subordinate to the lien claimed by the lender providing the loan or other purchase money financing obtained by Borrower for acquisition of the Property.

(c) As additional security, Borrower shall pledge to Lender all of Borrower's right, title and interest in and to Borrower's ownership interest in each wholly-owned property-holding subsidiary established by Borrower for the purposes of holding title to a Property. Each such pledge shall be pursuant to a Pledge Agreement in substantially the same form as Exhibit C ("**Pledge Agreement**"), which shall be executed no later than the date that the subsidiary takes title to the Property, and which shall remain in effect until the Loan and the Appreciation Bonus (defined below) due on the applicable Property have been paid in full.

ARTICLE II
CONDITIONS AND COVENANTS

2.1 **Conditions**. As conditions precedent to Lender making the Loan, Borrower must comply with all provisions of this Article II, and all of the representations and warranties of Borrower set forth in Section 3.1 must be true and accurate as of the date that the proceeds of the Loan are disbursed to Borrower.

2.2 **Fees and Expenses.**

(a) Borrower promises to pay to Lender a loan fee in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00) (the "**Fee**"). The Fee shall be payable out of revenues earned by Borrower from new membership, or upgrade, fees paid by the members of Borrower's Private Escapes Pinnacle membership club (respectively, the "Membership Revenue" and "Club"). All Membership Revenue earned before the date of this Agreement and until the Fee is paid in full, shall be paid first to Lender. If not sooner paid, the entire Fee shall be due and payable on the Maturity Date set forth in the Note. A failure by Borrower to pay the Fee by the Maturity Date will be a Default as defined below.

(b) Borrower also promises to pay to Lender the Appreciation Bonus described in Section 5.3 below.

(c) Borrower shall be solely responsible for payment of all fees and expenses incurred by either party, including fees and disbursements of legal counsel, in connection with the transactions contemplated by the Loan Documents. Lender shall provide to Borrower copies of all invoices or receipts for fees or expenses incurred by Lender, and Borrower shall either pay

to the provider or reimburse to Lender the amount of such fees or expenses within 45 days after receipt.

2.4 **Covenants.** The following covenants are binding on the Borrower during the term of this Agreement and the Note and until the final payment and performance in full of all of Borrower's obligations under the Note and this Agreement:

(a) The proceeds of the Loan shall be used only for application toward the purchase price of the Properties and the furnishings, fixtures and equipment obtained or installed by Borrower to equip the properties for use in operation of the Club ("**FF&E**"). No portion of the proceeds of the Loan shall be used for the personal benefit of any member, manager, officer, agent or employee of either Borrower, or any of their affiliates.

(b) With regard to any Property located in Mexico, Borrower shall provide Lender with a copy of the commitment for title insurance issued to the bank trust being established for holding title to the Property, and when the original policy of title insurance is issued, Borrower shall cause the original of the policy to be delivered to Lender to be held as security and for safe keeping until the Loan and the Loan Fee are repaid in full. In addition, at Lender's request, and if the parties mutually agree such actions are feasible, Borrower will take such other additional actions as Lender may reasonably request to secure the Loan in a manner consistent with applicable Mexican law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 **By Borrower.** Borrower hereby represents and warrants to Lender:

(a) **Organization and Authority.** Borrower is a Colorado limited liability company that has been duly organized, is validly existing, and is in good standing under the laws of the State of Colorado and is duly qualified to transact business in each jurisdiction in which it is required to be authorized to do business, except where failure to do so would not have a material adverse effect on either Borrower. The making and performance by Borrower of the Loan Documents has been duly authorized by all necessary action and does not violate any provision of law or of the articles of organization or operating agreement of Borrower, or result in the breach of or constitute a default or require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property or assets of Borrower pursuant to any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound.

(b) **Subsidiaries.** Except for subsidiaries expected to be formed solely for the purposes of acquiring real estate used in Borrower's business, Borrower does not presently own or control, directly or indirectly, any other corporation, association, joint venture, partnership, or other business entity.

(c) **Title to Property and Assets.** Except for (i) liens for current taxes not yet delinquent, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen, and the like, (iii) liens

in respect of pledges or deposits under workers' compensation laws or similar legislation, (iv) liens claimed by holders of any other indebtedness disclosed to Lender, or (v) minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, each Borrower owns its assets and property free and clear of all mortgages, liens, loans, and encumbrances.

(d) **Misleading Statements**. No representation or warranty by Borrower in this Agreement or in any written information or document furnished or to be furnished to Lender pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

(e) **Taxes**. Borrower has accurately prepared and timely filed all income tax returns and all state and municipal tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of any taxes owed by Borrower is pending and Borrower has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets.

(f) **Insurance**. Borrower has or shall obtain and maintain fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace the Collateral that might be damaged or destroyed.

(g) **Legal Proceedings**. There are no suits or other proceedings pending, or to the knowledge of either Borrower, threatened which, if determined adversely to either Borrower, would have a material adverse effect on the financial condition or business of either Borrower or the value of any of the Collateral.

ARTICLE IV
DEFAULT

4.1 **Default**. Upon any of the following events (each a "**Default**"), all obligations hereunder, and all other indebtedness then owing by Borrower to the Lender shall, subject to Section 4.2 hereof, become immediately due and payable on demand by Lender:

(a) Any failure to make, when due, any payment of principal, interest or any other sum payable by Borrower under the Loan Documents.

(b) Any failure of Borrower to perform any term or condition of the Loan Documents.

(c) Dissolution, termination of existence, insolvency, liquidation, business failure, appointment of a trustee or other officer of a court or other tribunal, or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy, reorganization or insolvency laws by or against Borrower where no discharge is effected within 30 days.

(d) The entry of any judgment against Borrower, or the issuance or entry of any attachment or lien against its property for an amount in excess of $200,000.00 if not discharged, bonded, or dismissed within 30 days.

(e) The giving of any statement, certificate, representation or warranty by Borrower in or pursuant to this Agreement that is or becomes untrue or misleading in any respect.

4.2 **Cure Period.** In the event of a Default, the Lender shall give Borrower notice of the Default in writing. If the Default is not cured within the time permitted by the operative Loan Document (or if no such cure period is provided, within 15 business days after Lender's notice), Lender may immediately exercise all remedies provided by law or this Agreement.

ARTICLE V
ADDITIONAL PROVISIONS

5.1 **Use of Property**. During the time the Note and Appreciation Bonus in 5.3 remain outstanding, Kenneth E. DeLine and his immediate family shall be permitted to reserve and use any of the Properties upon reasonable advance notice, subject to availability, on substantially the same terms and conditions as apply to members of the Club, except that: (a) Neither Lender nor Mr. DeLine shall be required to pay any annual dues, daily fees or other similar charges customarily collected by Borrower from members of the Club; (b) the Properties may not be used by Mr. DeLine or his immediate family for more than 30 days in any 12-month period; and (c) a Property may not be reserved or used by Mr. DeLine or his immediate family during any of the "peak periods" customarily observed by the Club.

5.2 **Option to Buy Club Membership.** Kenneth E. DeLine will have an option to purchase a client/membership in the Club at the rate currently being paid by new client/members of the Club, but in no event shall he pay more than $300,000.00 for such client/membership. This option must, however, be exercised within the 90 day period following receipt by the Lender of payment in full of the Note and Appreciation Bonus contemplated in 5.3.

5.3 **Appreciation Bonus.** In addition to the Fee, and all amounts due under the Note, Lender shall be paid an appreciation bonus (the "**Appreciation Bonus**") equal to fifty percent of the "**Appreciated Value**" of each Property. The Appreciated Value of each Property shall mean the fair market value of the Property, as defined below, less the sum of: (a) the original purchase price of the Property, including FF&E, and (b) an amount equal to 2.5% of the fair market value of the Property, as an estimate of 50% of the selling costs that would be incurred by Borrower in connection with a sale of the Property, regardless of whether the Property is under a contract for sale.

The Appreciation Bonus with respect to each Property shall be due on the earlier of: the 10th business day after the sale of the Property to an unaffiliated third party; or no later than 120 days after Lender's written request, which request shall not be made before the 3rd anniversary of the date of Borrower's acquisition of the Property.

For the purposes of determining Appreciated Value, the fair market value of a property shall be: (i) the contract selling price of the Property if the Property has been sold or is

under a contract for sale by Borrower to an unaffiliated third party; (ii) if the Property has not been sold or is not under a contract for sale then fair market value shall be either: (A) an amount agreed by Borrower and Lender to be the fair market value of the Property, or (B) if Borrower and Lender are unable to agree on a value, then an amount determined by a qualified real estate appraiser selected by mutual agreement of Borrower and Lender. The expenses of any such appraisal shall be borne by Borrower.

Notwithstanding the fact that the Note may be paid in full before the Appreciation Bonus for any Property becomes due and payable, the Security Instrument for each Property shall remain in effect and of record until the Appreciation Bonus for that Property has been paid in full, except that Lender shall cooperate with Buyer in making a timely release of the Security Instrument at the closing of the sale of a Property to an unaffiliated third party, such that Borrower may convey the Property to the purchaser free and clear of the lien created by the Security Instrument.

5.4 **Accounting.** Borrower will undertake to provide Lender with an accounting of the Membership which shall be provided in a form that is mutually agreed to by the parties.

ARTICLE VI
MISCELLANEOUS

6.1 **Assignment.** With the prior written consent of the Lender, the Borrower may assign or otherwise transfer this Agreement or any obligation or interest herein. The Lender may assign or otherwise transfer this Agreement or any obligation or interest herein to any entity in any manner not otherwise expressly prohibited by this Agreement or applicable law, without Borrower's consent.

6.2 **Binding Agreement.** The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

6.3 **Notices.** All notices, demands and requests contemplated hereunder by either party to the other shall be in writing, and shall be delivered to the other party hereto, or the other party's authorized agents or representatives, by hand, transmitted by cable or telegram, or mailed, postage prepaid, registered, or certified mail, return receipt requested:

(a) To Borrower, by addressing the same to:

Private Escapes Pinnacle, LLC
314 E. Mountain Avenue, Suite 101
Fort Collins, Colorado 80524

With a copy to:

Ringenberg, Funk & Beller, P.C.
Attn: Joel M. Funk
215 West Oak Street, 10th Floor

Fort Collins, CO 80521

(b) To the Lender, by addressing the same to:

Kederike, LLC
3620 W. 10th Street, Unit B-411
Greely, CO 80634

or to such other address or to such other person as may be designated by notice given from time to time during the term by one party to the other. Any notice hereunder shall be deemed given five (5) days after mailing, if given by mailing in the manner provided above, or on the date delivered or transmitted if given by hand, facsimile or telegraph.

6.4 **Entire Agreement; Amendments**. The Loan Documents contain the entire agreement between the parties, and no prior oral, or written, and no contemporaneous oral, representations or agreements between the parties with respect to the subject matter of the Loan Documents or the Loan shall be of any force and effect. Any additions, amendments or modifications to the Loan Documents shall be of no force and effect unless in writing and signed by both Borrower and Lender.

6.5 **Waivers**. No provision of the Loan Documents shall be deemed waived unless such waiver shall be in writing and signed by the party against whom such waiver is assigned.

6.6 **Governing Law; Jurisdiction**. The Loan Documents have been executed and delivered in the State of Colorado, and all the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof. Any dispute arising under this Agreement, if not resolved by the parties, shall be subject to the sole personal and subject matter jurisdiction of the Larimer County District Court in Fort Collins, Colorado, and the parties hereby consent to the exclusive jurisdiction of this court. Borrower waives all rights to a jury trial.

6.7 **Captions and Headings**. The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Agreement, nor in any way affect this Agreement.

6.8 **Severability**. If any term or provision of this Agreement, or the particular application thereof, shall be found invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision in a valid and enforceable manner, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law. The parties agree to cooperate in reforming any provision hereby found to be invalid or unenforceable, if such action can be undertaken without materially changing the economic benefits or legal obligations and rights of such parties.

6.9 **Survival of Terms**. All covenants, obligations to pay, and rights to indemnification shall survive termination or expiration of this Agreement.

6.10 **Counterparts**. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

BORROWER:	**LENDER:**
PRIVATE ESCAPES PINNACLE, LLC	KEDERIKE, LLC
By: ______________________	By: ______________________
Richard V. Keith, Jr., Managing Member	Kenneth E. DeLine, Manager

TABLE OF ATTACHMENTS

Exhibit	Description
A	List of Properties
B	Note
C	Pledge Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

BORROWER:

PRIVATE ESCAPES PINNACLE, LLC

By: ______________________________
Richard V. Keith, Jr., Managing Member

LENDER:

KEDERIKE, LLC

By: [signature]
Kenneth E. DeLine, Manager

TABLE OF ATTACHMENTS

Exhibit	Description
A	List of Properties
B	Note
C	Pledge Agreement

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT ("**First Amendment**"), effective as of November 13, 2006, is among PRIVATE ESCAPES PINNACLE, LLC, a Colorado limited liability company ("**Borrower**"), and KEDERIKE, LLC, a Colorado limited liability company ("**Lender**").

RECITALS

The parties previously entered into Loan Agreement dated June 1, 2006 ("**Loan Agreement**"), pursuant to which Lender has made a loan for business purposes in connection with acquisitions of Properties in New York, NY, Charleston, SC, Deer Valley, UT, and Los Cabos, Mexico. Capitalized terms that are not defined in this First Amendment shall have the same meaning as in the Loan Agreement.

The acquisitions of the New York, Charleston and Deer Valley properties have been completed. Due to unforeseen circumstances, Borrower has encountered delays in arranging first mortgage financing for the Los Cabos Property. Borrower has negotiated an extension of the closing date for the acquisition of the Los Cabos Property until November 14, 2006, and has been informed by the seller that no further extensions will be granted. Through its affiliate, Private Escapes, LLC ("**PE**"), Borrower has arranged short-term financing (the "**Bridge Loan**") from PE's primary lender, CapitalSource Finance LLC ("**CapitalSource**"). The Bridge Loan will be treated as an advance to PE and Private Escapes Pinnacle Casa Luz, LLC ("**Casa Luz**"), under the terms of PE's Loan and Security Agreement with CapitalSource dated April 19, 2006 ("**CapitalSource Agreement**"). The Bridge Loan will be secured by a first mortgage on the Los Cabos Property and will mature on March 13, 2007 ("**Bridge Loan Maturity Date**"). To facilitate the Bridge Loan and meet the terms of the CapitalSource Agreement, Borrower must assign its membership interest in Casa Luz to PE and that interest must be pledged to CapitalSource as partial security for the Bridge Loan. Borrower has applied for and intends to have permanent first mortgage financing from another lender in place as soon as possible and in no case later than the Bridge Loan Maturity Date.

CapitalSource has informed PE that its underwriting policies prohibit subordinate financing or pledges of any direct or indirect interest in any borrowers or properties for which CapitalSource provides financing under the CapitalSource Agreement. In light of these circumstances, the parties intend by this First Amendment to amend the terms of the Loan Agreement as they pertain to Lender's advances to Borrower that have been or will be made in connection with the acquisition of the Los Cabos Property.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1. **Interim Security Arrangements.**

(a) While the Bridge Loan remains outstanding and until Borrowers obligations in this subsection (a) have been fully performed, the pledge set forth in the Interim

Security Pledge Agreement attached as Exhibit A to this First Amendment ("**Interim Security Pledge Agreement**") shall be deemed substituted for Borrower's obligations in Sections 1.2 (b), 1.2(c) and 2.4(b) of the Loan Agreement. The parties acknowledge that the Interim Security Pledge Agreement is intended to serve as an interim security arrangement, and is provided as an accommodation to enhance Lender's security in circumstances where the collateral and security interests intended by the Loan Agreement would be compromised while the Bridge Loan remains outstanding. Borrower acknowledges that time is of the essence, and that Borrower remains obligated to execute and deliver such documents and perform such obligations as are required by Sections 1.2(b), 1.2(c) and 2.4(b) of the Loan Agreement, as they pertain to the Los Cabos Property, as soon as reasonably practicable after the Bridge Loan has been paid in full. Borrower shall cause PE to cooperate in all of the foregoing. Borrower's obligations under this Section 1(a) shall not be deemed to have been fully performed until the documents contemplated by Sections 1.2(b), 1.2(c) and 2.4(b) of the Loan Agreement with regard to the Lös Cabos Property have been executed and delivered and the obligations of Borrower in those sections have been fully performed.

(b) In light of the arrangement provided in subsection (a) above, and provided that Borrower timely and fully complies with its obligations thereunder and in this First Amendment, no event of default shall be deemed to arise from or exist with regard to the advances made by Lender toward the Los Cabos Property.

2. **Acknowledgment of Substitution of Property**. The parties acknowledge that the Property described in Exhibit B to this First Amendment has been substituted for the Los Cabos property originally described in the Loan Agreement. Exhibit A to the Loan Agreement shall be deemed amended accordingly.

3. **Execution of Pledge Agreement.** Contemporaneously with the execution of this First Amendment, the parties are executing the Pledge Agreement attached as Exhibit C to this First Amendment in satisfaction of the requirements of Section 1.2 (c) of the Loan Agreement with respect to the completed Charleston, New York and Deer Valley acquisitions.

4. **Incorporation and Ratification.** The Recitals above are incorporated into this First Amendment. Except as expressly amended by this First Amendment, all provisions of the Loan Agreement remain in full effect and are ratified by the Parties.

5. **Counterparts.** This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

BORROWER:	LENDER:
PRIVATE ESCAPES PINNACLE, LLC	KEDERIKE, LLC
By: ______________________	By: ______________________
Richard V. Keith, Jr., Managing Member	Kenneth E. DeLine, Manager

CONSENT TO ACCOMODATION

I consent to entering into the Interim Security Pledge Agreement referred to in this First Amendment as an accommodation to Borrower and I acknowledge that sufficient consideration has been received for this accommodation.

____
Richard V. Keith, Jr., individually

TABLE OF ATTACHMENTS

Exhibit	Description
A	Interim Security Pledge Agreement
B	Description of Substituted Los Cabos Property
C	Pledge Agreement

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT ("**Second Amendment**"), effective as of December 21, 2007 ("**Effective Date**"), is between PRIVATE ESCAPES PINNACLE, LLC, a Colorado limited liability company ("**Borrower**"), and KEDERIKE, LLC, a Colorado limited liability company ("**Lender**").

RECITALS

The parties previously entered into Loan Agreement dated June 1, 2006 ("**Loan Agreement**"), pursuant to which Lender has made a loan for business purposes in connection with acquisitions of Properties in New York, NY, Charleston, SC, Deer Valley, UT, and Los Cabos, Mexico. The Loan Agreement was amended by a First Amendment to Loan Agreement dated November 13, 2007 (the "**First Amendment**"). Capitalized terms that are not defined in this Second Amendment shall have the same meaning as in the Loan Agreement.

Borrower has requested, and Lender has consented, to an extension of the Maturity Date of the Note from December 31, 2007 to March 31, 2008. The parties intend by this Second Amendment to amend the terms of the Loan Documents accordingly.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1. **Extension.**

(a) Pursuant to the Extension of Promissory Note attached as Exhibit A to this Second Amendment (the "**Note Extension**"), which the parties shall execute in connection with this Second Amendment, and in consideration for the Extension Fee noted below, the Maturity Date is extended from December 31, 2007 to March 31, 2008.

(b) Upon execution of this Second Amendment and the Note Extension, Borrower shall pay Lender a fee of $15,000.00 (the "**Extension Fee**") by wire transfer to an account designated by Lender to Borrower in writing.

2. **Acknowledgment of Principal Balance**. The parties acknowledge that as of the Effective Date, the principal amount due under the Note is $1,934,225.00

3. **Incorporation and Ratification**. The Recitals above are incorporated into this Second Amendment. Except as expressly amended by this Second Amendment and the Note Extension, and as previously amended by the First Amendment, all provisions of the Loan Documents remain in full effect and are ratified by the Parties.

3. **Counterparts**. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Loan Agreement as of the Effective Date.

BORROWER:

PRIVATE ESCAPES PINNACLE, LLC

By: ______________________________
Richard V. Keith, Jr., Managing Member

LENDER:

KEDERIKE, LLC

By: ______________________________
Kenneth E. DeLine, Manager

TABLE OF ATTACHMENTS

Exhibit	Description
A	Extension of Promissory Note

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT ("**Third Amendment**") is effective as of March 31, 2008 (the "**Effective Date**"), and is made by and between Private Escapes Pinnacle, LLC, a Colorado limited liability company ("**Borrower**") and Kederike, LLC, a Colorado limited liability company ("**Lender**").

Background Information

By this Third Amendment, Lender and Borrower seek to amend the Loan Agreement between Borrower and Lender dated June 1, 2006 (the "**Loan Agreement**") to provide for a minimum interim payment between June 16, 2008 and August 1, 2008 and to extend the Maturity Date of the Promissory Note made by Borrower in favor of Lender in connection with the Loan Agreement (the "**Note**"), which was made and delivered by Borrower in connection with the Loan Agreement. The Loan Agreement was previously amended by a First Amendment to Loan Agreement dated November 13, 2006 (the "**First Amendment**") and a Second Amendment to Loan Agreement dated December 21, 2007 (the "**Second Amendment**"). In connection with the Second Amendment, the Maturity Date of the Note was extended to March 31, 2008. Unless a capitalized term is defined otherwise in this Third Amendment, it shall have the same meaning as in the Loan Agreement or Note, as previously amended.

Agreement

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1. **Note Modifications.** This Third Amendment modifies the Note as follows:

(a) In addition to the payments required by Section 1 of the Note, in the event that the required payments between June 16, 2008 and August 1, 2008 do not equal or exceed $700,000.00, Borrower shall make an additional principal payment such that a total of $700,000.00 is paid between June 16, 2008 and August 1, 2008.

(b) The Maturity Date of the Note is extended until December 1, 2008.

2. **Fee.** As consideration for this Third Amendment, upon execution of this Third Amendment Borrower shall pay Lender by wire transfer to an account designated by Lender a fee in the amount of $10,000.00.

3. **Ratification.** Except as modified by this Third Amendment and the First Amendment and Second Amendment, all other terms and conditions of the Loan Documents remain in full effect.

4. **Counterparts.** This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

BY THEIR SIGNATURES BELOW, the parties have caused this Third Amendment to be executed and delivered as of the Effective Date stated above.

BORROWER:

PRIVATE ESCAPES PINNACLE, LLC

By: ______________________________
Richard V. Keith, Jr., Managing Member

LENDER:

KEDERIKE, LLC

By: ______________________________
Kenneth E. DeLine, Manager

FOURTH AMENDMENT TO LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO LOAN DOCUMENTS ("**Fourth Amendment**") is effective as of March _____, 2009 (the "**Effective Date**"), and is made by and between Private Escapes Pinnacle, LLC, a Colorado limited liability company ("**Borrower**") and Kederike, LLC, a Colorado limited liability company ("**Lender.**")

Background Information

By this Fourth Amendment, Lender and Borrower seek to further amend the Loan Agreement between Borrower and Lender dated June 1, 2006, (the "**Loan Agreement**"), as previously amended by a First Amendment to Loan Agreement dated November 13, 2006 (the "**First Amendment**"), a Second Amendment to Loan Agreement dated December 21, 2007 (the "**Second Amendment**"), and a Third Amendment to Loan Documents dated March 31, 2008 (the "**Third Amendment**"), on the terms set forth below. Unless a capitalized term is defined otherwise in this Fourth Amendment, it shall have the same meaning as in the Loan Documents, as previously amended.

Agreement

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1. Conditional Forbearance. The parties acknowledge that, as of the date of this Fourth Amendment, Borrower has failed to repay the Loan as agreed and Lender has asserted that Borrower is in default. Lender shall forbear from pursuit of remedies afforded by the Loan Documents and applicable law only if Borrower meets the conditions in this Fourth Amendment.

2. Conditions. The following conditions apply:

(a) Fee. As consideration for this Fourth Amendment, Borrower shall pay Lender by wire transfer to an account designated by Lender a fee in the amount of $61,806.25 no later than March __, 2009.

(b) Note Modifications. By this Fourth Amendment, the Note shall be deemed modified to provide for the following payments of principal, in addition to the monthly interest payments required by Section 1 of the Note:

(i) $300,000.00 on or before April 15, 2009; and

(ii) the additional sum of $500,000.00 on or before July 15, 2009; and

(iii) all remaining principal, and any accrued and unpaid interest, on or before October 15, 2009.

The Maturity Date of the Note shall be deemed extended to October 15, 2009.

(c) **Disposition of Properties.** Borrower shall immediately list for sale with recognized and reputable realtors, and shall diligently pursue the sale of, each of the Properties. For each Property sold prior to the Maturity Date, at the closing of the sale Borrower shall pay to Lender:

(i) an amount equal to the lesser of $309,031.25 (the "**Release Payment**") or the remaining balance due under the Note, in consideration for the release of the Security Instrument representing Lender's security interest in that Property, plus

(ii) if any balance remains due under the Note after the payment in (i) above is made, an additional amount determined by Lender, in Lender's reasonable discretion (an "**Additional Payment**"),; provided, however, that in no case shall the amount of the Additional Payment exceed the lesser of the remaining balance due under the Note or 50% of Borrower's net proceeds from the sale.

For the purposes of (ii) above, "net proceeds" means the gross selling price minus real estate commissions, customary real estate closing and settlement costs, all encumbrances on the Property other than the mortgage represented by the Security Instrument, the Release Payment, and the Appreciation Bonus due on the sale of the Property. Sample calculations are attached as Exhibit A, for illustration purposes only. The Release Payment and Additional Payment shall be applied first to any accrued and unpaid interest, and then to the principal balance outstanding under the Note, and shall be credited toward the principal payment or payments next becoming due pursuant to Subparagraphs 2(b)(i) through 2(b)(iii) above. The Appreciation Bonus due and payable on the sale of any of the Properties may not, at any time, be applied to the outstanding principal balance or to accrued but unpaid interest.

3. Ratification. Except as modified by this Fourth Amendment and the First Amendment, the Second Amendment and the Third Amendment, all other terms and conditions of the Loan Documents remain in full force and effect.

4. Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

BY THEIR SIGNATURES BELOW, the parties have caused this Fourth Amendment to Loan Documents to be executed and delivered as of the Effective Date stated above.

BORROWER:

PRIVATE ESCAPES PINNACLE, LLC

By: ______________________

Richard V. Keith, Jr., Managing Member

Tommy Ray Robinson
VP of finance.

LENDER:

KEDERIKE, LLC

By: ______________________

Kenneth E. DeLine, Manager